DATA ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT
              ----------------------------------------------------

       AGREEMENT between each fund listed on Appendix A, (individually a "Fund" and collectively, the "Funds") as amended from time to time, and State Street Bank and Trust Company ("State Street").

                                PREAMBLE

       WHEREAS, State Street has been appointed as custodian of certain assets of each Fund pursuant to a certain Custodian Agreement (the "Custodian Agreement") for each of the respective Funds;

       WHEREAS, State Street has developed and utilizes proprietary accounting and other systems, including State Street's proprietary Multicurrency HORIZON(R) Accounting System, in its role as custodian of each Fund, and maintains certain Fund-related data ("Fund Data") in databases under the control and ownership of State Street (the "Data Access Services"); and

       WHEREAS, State Street makes available to each Fund certain Data Access Services solely for the benefit of the Fund, and intends to provide additional services, consistent with the terms and conditions of this Agreement.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties agree as follows:

1. SYSTEM AND DATA ACCESS SERVICES

       a. System. Subject to the terms and conditions of this Agreement, State Street hereby agrees to provide each Fund with access to State Street's Multicurrency HORIZON(R) Accounting System and the other information systems (collectively, the "System") as described in Attachment A, on a remote basis for the purpose of obtaining reports, solely on computer hardware, system software and telecommunication links, as listed in Attachment B (the "Designated Configuration") of the Fund, or certain third parties approved by State Street that serve as investment advisors or investment managers (the "Investment Advisor") or independent auditors (the "Independent Auditors") of a Fund and solely with respect to the Fund or on any designated substitute or back-up equipment configuration with State Street's written consent, such consent not to be unreasonably withheld.

       b. Data Access Services. State Street agrees to make available to each Fund the Data Access Services subject to the terms and conditions of this Agreement and data access operating standards and procedures as may be issued by State Street from time to time. The ability of each Fund to originate electronic instructions to State Street on behalf of each Fund in order to (i) effect the transfer or movement of cash or securities held under custody by State Street or
(ii) transmit accounting or other information (such transactions are referred to herein as "Client

Originated Electronic Financial Instructions"), and (iii) access data for the purpose of reporting and analysis, shall be deemed to be Data Access Services for purposes of this Agreement.

       c. Additional Services. State Street may from time to time agree to make available to a Fund additional Systems that are not described in the attachments to this Agreement. In the absence of any other written agreement concerning such additional systems, the term "System" shall include, and this Agreement shall govern, a Fund's access to and use of any additional System made available by State Street and/or accessed by the Fund.

2. NO USE OF THIRD PARTY SOFTWARE

       State Street and each Fund acknowledge that in connection with the Data Access Services provided under this Agreement, each Fund will have access, through the Data Access Services, to Fund Data and to functions of State Street's proprietary systems; provided, however that in no event will the Fund have direct access to any third party systems-level software that retrieves data for, stores data from, or otherwise supports the System.

3 . LIMITATION ON SCOPE OF USE

       a. Designated Equipment: Designated Location. The System and the Data Access Services shall be used and accessed solely on and through the Designated Configuration at the offices of a Fund or the Investment Advisor or Independent Auditor located in Boston, Massachusetts
("Designated Location").

       b. Designated Configuration: Trained Personnel. State Street shall be responsible for supplying, installing and maintaining the Designated Configuration at the Designated Location. State Street and each Fund agree that each will engage or retain the services of trained personnel to enable both State Street and the Fund to perform their respective obligations under this Agreement. State Street agrees to use commercially reasonable efforts to maintain the System so that it remains serviceable, provided, however, that State Street does not guarantee or assure uninterrupted remote access use of the System.

       c. Scope of Use. Each Fund will use the System and the Data Access Services only for the processing of securities transactions, the keeping of books of account for the Fund and accessing data for purposes of reporting and analysis. Each Fund shall not, and shall cause its employees and agents not to
(i) permit any third party to use the System or the Data Access Services, (ii) sell, rent, license or otherwise use the System or the Data Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Agreement, (iii) use the System or the Data Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, (iv) allow access to the System or the Data Access Services through terminals or any other computer or telecommunications facilities located outside the Designated Locations, (v) allow or cause any information (other than portfolio holdings, valuations of portfolio holdings, and other information reasonably necessary for the management or distribution of the assets of the Fund) transmitted from State Street's databases, including data from third party sources, available through use of the

System or the Data Access Services to be redistributed or retransmitted to another computer, terminal or other device for other than use for or on behalf of the Fund or (vi) modify the System in any way, including without limitation, developing any software for or attaching any devices or computer programs to any equipment, system, software or database which forms a part of or is resident on the Designated Configuration.

       d. Other Locations. Except in the event of an emergency or of a planned System shutdown, each Fund's access to services performed by the System or to Data Access Services at the Designated Location may be transferred to a different location only upon the prior written consent of State Street. In the event of an emergency or System shutdown, each Fund may use any back-up site included in the Designated Configuration or any other back-up site agreed to by State Street, which agreement will not be unreasonably withheld. Each Fund may secure from State Street the right to access the System or the Data Access Services through computer and telecommunications facilities or devices complying with the Designated Configuration at additional locations only upon the prior written consent of State Street and on terms to be mutually agreed upon by the parties.

       e. Title. Title and all ownership and proprietary rights to the System, including any enhancements or modifications thereto, whether or not made by State Street, are and shall remain with State Street.

       f. No Modification. Without the prior written consent of State Street, a Fund shall not modify, enhance or otherwise create derivative works based upon the System, nor shall the Fund reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

       g. Security Procedures. Each Fund shall comply with data access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System on a remote basis and to access the Data Access Services. Each Fund shall have access only to the Fund Data and authorized transactions agreed upon from time to time by State Street and, upon notice from State Street, the Fund shall discontinue remote use of the System and access to Data Access Services for any security reasons cited by State Street; provided, that, in such event, State Street shall, for a period not less than 180 days (or such other shorter period specified by the Fund) after such discontinuance, assume responsibility to provide accounting services under the terms of the Custodian Agreement.

       h. Inspections. State Street shall have the right to inspect the use of the System and the Data Access Services by the Fund and the Investment Advisor to ensure compliance with this Agreement. The on-site inspections shall be upon prior written notice to Fund and the Investment Advisor and at reasonably convenient times and frequencies so as not to result in an unreasonable disruption of the Fund's or the Investment Advisor's business.

4. PROPRIETARY INFORMATION

       a. Proprietary Information. Each Fund acknowledges and State Street represents that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation and other information made available to the Fund by State Street as part of the Data Access Services and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to each Fund shall be deemed proprietary and confidential information of State Street (hereinafter "Proprietary Information"). Each Fund agrees that it will hold such Proprietary Information in confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder. Each Fund further acknowledges that State Street shall not be required to provide the Investment Advisor or the Investment Auditor with access to the System unless it has first received from the Investment Advisor of the Investment Auditor an undertaking with respect to State Street's Proprietary Information in the form of Attachment C and/or Attachment C-1 to this Agreement. Each Fund shall use all commercially reasonable efforts to assist State Street in identifying and preventing any unauthorized use, copying or disclosure of the Proprietary Information or any portions thereof or any of the logic, formats or designs contained therein.

       b. Cooperation. Without limitation of the foregoing, each Fund shall advise State Street immediately in the event the Fund learns or has reason to believe that any person to whom the Fund has given access to the Proprietary Information, or any portion thereof, has violated or intends to violate the terms of this Agreement, and each Fund will, at its expense, co-operate with State Street in seeking injunctive or other equitable relief in the name of the Fund or State Street against any such person.

       c. Injunctive Relief. Each Fund acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately, compensable in damages at law. In addition, State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

       d. Survival. The provisions of this Section 4 shall survive the termination of this Agreement.

5. LIMITATION ON LIABILITY

       a. Limitation on Amount and Time for Bringing Action. Each Fund agrees any liability of State Street to the Fund or any third party arising out of State Street's provision of Data Access Services or the System under this Agreement shall be limited to the amount paid by the Fund for the preceding 24 months for such services. In no event shall State Street be liable to the Fund or any other party for any special, indirect, punitive or consequential damages even if advised of the possibility of such damages. No action, regardless of form, arising out of this Agreement may be brought by the Fund more than two years after the Fund has knowledge that the cause of action has arisen.

       b. NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE MADE BY STATE STREET. IN NO EVENT WILL STATE STREET BE LIABLE TO THE FUND OR ANY OTHER PARTY FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES WHICH MAY ARISE FROM THE FUND'S ACCESS TO THE SYSTEM OR USE OF INFORMATION OBTAINED THEREBY.

       c. Third-Party Data. Organizations from which State Street may obtain certain data included in the System or the Data Access Services are solely responsible for the contents of such data, and State Street shall have no liability for claims arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof.

       d. Regulatory Requirements. As between State Street and each Fund, the Fund shall be solely responsible for the accuracy of any accounting statements or reports produced using the Data Access Services and the System and the conformity thereof with any requirements of law.

       e. Force Majeure. Neither State Street or a Fund shall be liable for any costs or damages due to delay or nonperformance under this Agreement arising out of any cause or event beyond such party's control, including without limitation, cessation of services hereunder or any damages resulting therefrom to the other party, or the Fund as a result of work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action, or communication disruption.

6. INDEMNIFICATION

       Each Fund agrees to indemnify and hold State Street harmless from any loss, damage or expense including reasonable attorney's fees, (a "loss") suffered by State Street arising from (i) the negligence or willful misconduct in the use by the Fund of the Data Access Services or the System, including any loss incurred by State Street resulting from a security breach at the Designated Location or committed by the Fund's employees or agents or the Investment Advisor or the Independent Auditor of the Fund and (ii) any loss resulting from incorrect Client Originated Electronic Financial Instructions. State Street shall be entitled to rely on the validity and authenticity of Client Originated Electronic Financial Instructions without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by State Street from time to time.

7. FEES

       Fees and charges for the use of the System and the Data Access Services and related payment terms shall be as set forth in the Custody Fee Schedule in effect from time to time between the parties (the "Fee Schedule"). Any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Agreement, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street) shall be borne by each Fund. Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

8. TRAINING, IMPLEMENTATION AND CONVERSION

       a. Training. State Street agrees to provide training, at a designated State Street training facility or at the Designated Location, to the Fund's personnel in connection with the use of the System on the Designated Configuration. Each Fund agrees that it will set aside, during regular business hours or at other times agreed upon by both parties, sufficient time to enable all operators of the System and the Data Access Services, designated by the Fund, to receive the training offered by State Street pursuant to this Agreement.

       b. Installation and Conversion. State Street shall be responsible for the technical installation and conversion ("Installation and Conversion") of the Designated Configuration. Each Fund shall have the following responsibilities in connection with Installation and Conversion of the System:

       (i) The Fund shall be solely responsible for the timely acquisition and maintenance of the hardware and software that attach to the Designated Configuration in order to use the Data Access Services at the Designated Location.

       (ii) State Street and the Fund each agree that they will assign qualified personnel to actively participate during the Installation and Conversion phase of the System implementation to enable both parties to perform their respective obligations under this Agreement.

9.    SUPPORT

       During the term of this Agreement, State Street agrees to provide the support services set out in Attachment D to this Agreement.

10. TERM OF AGREEMENT

       a. Term of Agreement. This Agreement shall become effective on the date of its execution by State Street and shall remain in full force and effect until terminated as herein provided.

       b. Termination of Agreement. Any party may terminate this Agreement (i) for any reason by giving the other parties at least one-hundred and eighty days' prior written notice in the case of notice of termination by State Street to the Fund or thirty days' notice in the case of notice from the Fund to State Street of termination; or (ii) immediately for failure of the other party to comply with any material term and condition of the Agreement by giving the other party written notice of termination. In the event the Fund shall cease doing business, shall become subject to proceedings under the bankruptcy laws (other than a petition for reorganization or similar proceeding) or shall be adjudicated bankrupt, this Agreement and the rights granted hereunder shall, at the option of State Street, immediately terminate with notice to the Fund. Termination of this Agreement with respect to any given Fund shall in no way affect the continued validity of this Agreement with respect to any other Fund. This Agreement shall in any event terminate as to any Fund within 90 days after the termination of the Custodian Agreement applicable to such Fund.

       c. Termination of the Right to Use. Upon termination of this Agreement for any reason, any right to use the System and access to the Data Access Services shall terminate and the Fund shall immediately cease use of the System and the Data Access Services. Immediately upon termination of this Agreement for any reason, the Fund shall return to State Street all copies of documentation and other Proprietary Information in its possession; provided, however, that in the event that either State Street or the Fund terminates this Agreement or the Custodian Agreement for any reason other than the Fund's breach, State Street shall provide the Data Access Services for a period of time and at a price to be agreed upon by State Street and the Fund.

11. MISCELLANEOUS

       a. Assignment; Successors. This Agreement and the rights and obligations of each Fund and State Street hereunder shall not be assigned by any party without the prior written consent of the other parties, except that State Street may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by, or under common control with State Street.

       b. Survival. All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and/or protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

       c. Entire Agreement. This Agreement and the attachments hereto constitute the entire understanding of the parties hereto with respect to the Data Access Services and the use of the System and supersedes any and all prior or contemporaneous representations or agreements, whether oral or written, between the parties as such may relate to the Data Access Services or the System, and cannot be modified or altered except in a writing duly executed by the parties. This

Agreement is not intended to supersede or modify the duties and liabilities of the parties hereto under the Custodian Agreement or any other agreement between the parties hereto except to the extent that any such agreement specifically refers to the Data Access Services or the System. No single waiver or any right hereunder shall be deemed to be a continuing waiver.

       d. Severability. If any provision or provisions of this Agreement shall be held to be invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

       e. Governing Law. This Agreement shall be interpreted and construed in accordance with the internal laws of The Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof.

             IN WITNESS WHEREOF, each of the undersigned Funds severally has caused this Agreement to be duly executed in its name and through its duly authorized officer as of the date hereof.

                                 STATE STREET BANK AND TRUST
                                 COMPANY

                                 By:    /s/ Ronald E. Logue
                                        ------------------------------------

                                 Title: Executive Vice President
                                        ------------------------------------

                                 Date:
                                        ------------------------------------

                                 EACH FUND LISTED ON APPENDIX A

                                 By:    /s/ Joseph W. Canavan
                                        -----------------------------------

                                 Title: Senior Vice President
                                        -----------------------------------

                                 Date:  June 5, 1998
                                        -----------------------------------

                                   APPENDIX A

Funds (each a series of investment company named in bold)
-----

State Street Research Capital Trust
       State Street Research Capital Fund
       State Street Research Emerging Growth Fund
       (formerly: State Street Research Small Capitalization Growth
       Fund)
       State Street Research Aurora Fund
       (formerly: State Street Research Small Capitalization Value Fund)

State Street Research Equity Trust
       State Street Research Equity Investment Fund
       State Street Research Alpha Fund
       (formerly: State Street Research Equity Income Fund)
       State Street Research Global Resources Fund
       State Street Research Athletes Fund

State Street Research Exchange Trust
       State Street Research Exchange Fund

State Street Research Financial Trust
       State Street Research Government Income Fund
       State Street Research Strategic Portfolios: Aggressive
       State Street Research Strategic Portfolios: Conservative
       State Street Research Strategic Portfolios: Moderate

State Street Research Growth Trust
       State Street Research Growth Fund

State Street Research Income Trust
       State Street Research High Income Fund
       State Street Research Managed Assets

State Street Research Master Investment Trust
       State Street Research Investment Trust

State Street Research Money Market Trust
       State Street Research Money Market Fund

State Street Research Tax-Exempt Trust
       State Street Research Tax-Exempt Fund
       State Street Research New York Tax-Free Fund

State Street Research Securities Trust
       State Street Research Intermediate Bond Fund
       State Street Research Strategic Income Fund
       State Street Research Legacy Fund
       State Street Research Galileo Fund

State Street Research Portfolios, Inc.

State Street Research International Equity Fund


                                     Ap. A-1

Status of Funds Covered By This Agreement
-----------------------------------------

(a) Each Fund shall be regarded for all purposes as separate from any of the other Funds. Each Fund shall be responsible for only its own transactions. No Fund shall participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement or profit-sharing plan.

(b) The use of this single document to memorialize the separate arrangements under the Agreement for each of the Funds is understood to be for clerical convenience only and shall not constitute any basis for joining the Funds in any respect.

(c) Each trust listed above is a Massachusetts business trust. The Master Trust Agreement of each Massachusetts business trust of which a Fund is a series, as the same may be amended from time to time, is on file with the Secretary of State for the Commonwealth of Massachusetts. It is expressly agreed that the execution and delivery of this Agreement and the obligations of each trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the relevant trust as individuals, or personally, but shall bind only the trust property of the trust. The Master Trust Agreement of each trust provides, and it is expressly agreed, that each Fund of the trust shall be solely and exclusively responsible for the payment of its debts, liabilities and obligations, and that no other Funds shall be responsible for same.

                                Ap. A-2

                                  ATTACHMENT A

                Multicurrency HORIZON(R) Accounting System
                       System Product Description

I. The Multicurrency HORIZON(R) Accounting System is designed to provide lot level portfolio and general ledger accounting for SEC and ERISA type requirements and includes the following services: 1) recording of general ledger entries; 2) calculation of daily income and expense; 3) reconciliation of daily activity with the trial balance, and 4) appropriate automated feeding mechanisms to (i) domestic and international settlement systems, (ii) daily, weekly and monthly evaluation services, (iii) portfolio performance and analytic services,
(iv) Fund's internal computing systems and (v) various State Street provided information services products.

II. GlobalQuest(R) GlobalQuest(R) is designed to provide Fund access to the following information maintained on The Multicurrency HORIZON(R)
Accounting System: 1) cash transactions and balances; 2) purchases and sales; 3) income receivables; 4) tax refund receivables; 5) daily priced positions; 6) open trades; 7) settlement status; 8) foreign exchange transactions; 9) trade history; and 10) daily, weekly and monthly evaluation services.

III. HORIZON(R) Gateway. HORIZON(R) Gateway provides customers with the ability to (i) generate reports using information maintained on the Multicurrency HORIZON(R) Accounting System which may be viewed or printed at the customer's location; (ii) extract and download data from the Multicurrency HORIZON(R) Accounting System; and (iii) access previous day and historical data. The following information which may be accessed for these purposes: 1) holdings; 2) holdings pricing; 3) transactions, 4) open trades; 5) income; 6) general ledger and 7) cash.

IV. SaFiRe(SM). SaFiRe(SM) is designed to provide the customer with the ability to prepare its own financial reports by permitting the customer to access customer information maintained on the Multicurrency HORIZON(R) Accounting System, to organize such information in a flexible reporting format and to have such reports printed on the customer's desktop or by its printing provider.

V. State Street Interchange. State Street Interchange is an open information delivery architecture wherein proprietary communication products, data formats and workstation tools are replaced by industry standards and is designed to enable the connection of State Street's network to customer networks, thereby facilitating the sharing of information.

                              ATTACHMENT B
                        Designated Configuration


[Designated Configuration Graphic]

                              ATTACHMENT C

                              Undertaking

       The undersigned understands that in the course of its employment as Investment Advisor to each fund listed on Appendix A (individually a, "Fund", collectively, the "Funds") it will have access to State Street Bank and Trust Company's ("State Street") Multicurrency HORIZON Accounting System and other information systems (collectively, the "System").

       The undersigned acknowledges that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation, and other information made available to the Undersigned by State Street as part of the Data Access Services provided to the Fund and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Undersigned shall be deemed proprietary and confidential information of State Street (hereinafter "Proprietary Information"). The Undersigned agrees that it will hold such Proprietary Information in confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder.

       The Undersigned will not attempt to intercept data, gain access to data in transmission, or attempt entry into any system or files for which it is not authorized. It will not intentionally adversely affect the integrity of the System through the introduction of unauthorized code or data, or through unauthorized deletion.

       Upon notice by State Street for any reason, any right to use the System and access to the Data Access Services shall terminate and the Undersigned shall immediately cease use of the System and the Data Access Services. Immediately upon notice by State Street for any reason, the Undersigned shall return to State Street all copies of documentation and other Proprietary Information in its possession.

                                 STATE STREET RESEARCH &
                                 MANAGEMENT COMPANY

                                 By:     /s/ Darman A. Wing
                                         ---------------------------------------

                                 Title:  Senior Vice President
                                         ---------------------------------------

                                 Date:   June 4, 1998
                                         ---------------------------------------

                              ATTACHMENT D
                                Support

       During the term of this Agreement, State Street agrees to provide the following on-going support services:

       a. Telephone Support. The Fund Designated Persons may contact State Street's HORIZON(R) Help Desk and Fund Assistance Center between the hours of 8 a.m. and 6 p.m. (Eastern time) on all business days for the purpose of obtaining answers to questions about the use of the System, or to report apparent problems with the System. From time to time, the Fund shall provide to State Street a list of persons, not to exceed five in number, who shall be permitted to contact State Street for assistance (such persons being referred to as "the Fund Designated Persons").

       b. Technical Support. State Street will provide technical support to assist the Fund in using the System and the Data Access Services. The total amount of technical support provided by State Street shall not exceed 10 resource days per year. State Street shall provide such additional technical support as is expressly set forth in the fee schedule in effect from time to time between the parties (the "Fee Schedule"). Technical support, including during installation and testing, is subject to the fees and other terms set forth in the Fee Schedule.

       c. Maintenance Support. State Street shall use commercially reasonable efforts to correct system functions that do not work according to the System Product Description as set forth on Attachment A in priority order in the next scheduled delivery release or otherwise as soon as is practicable.

       d. System Enhancements. State Street will provide to the Fund any enhancements to the System developed by State Street and made a part of the System; provided that, sixty (60) days prior to installing any such enhancement, State Street shall notify the Fund and shall offer the Fund reasonable training on the enhancement. Charges for system enhancements shall be as provided in the Fee Schedule. State Street retains the right to charge for related systems or products that may be developed and separately made available for use other than through the System.

       e. Custom Modifications. In the event the Fund desires custom modifications in connection with its use of the System, the Fund shall make a written request to State Street providing specifications for the desired modification. Any custom modifications may be undertaken by State Street in its sole discretion in accordance with the Fee Schedule.

       f. Limitation on Support. State Street shall have no obligation to support the Fund's use of the System: (1) for use on any computer equipment or telecommunication facilities which does not conform to the Designated Configuration or (ii) in the event the Fund has modified the System in breach of this Agreement.